UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

RIVERNORTH OPPORTUNITIES FUND, INC.
(Exact name of Registrant as specified in Charter)

Maryland	46-4084978
(State of incorporation or organization)	(IRS Employer Identification No.)

1290 Broadway, Suite 1100 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-169317

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.0001 par value per share, of RiverNorth Opportunities Fund, Inc. (the “Registrant”). A description of the Shares is contained under the heading “Description of the Common Shares” in the prospectus included in the Registrant’s registration statement on Form N-2, which registration statement was originally filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on September 10, 2010 (Registration Nos. 333-169317 and 811-22472, respectively), and such description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RIVERNORTH OPPORTUNITIES FUND, INC.

By: /s/ Thomas A. Carter
Name: Thomas A. Carter
Title: President

Date: December 17, 2015